PROSPECTUS
                               21,649,274 SHARES
                         EQUITY OFFICE PROPERTIES TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST

                               ------------------

    The selling shareholders named in this prospectus may offer and sell up to 21,649,274 of our common shares of beneficial interest. We may issue 20,021,720 of these shares to selling shareholders who hold 20,021,720 units of limited partnership interest in EOP Operating Limited Partnership, if and to the extent that the selling shareholders redeem their units and we issue them common shares in exchange. The registration of the shares does not necessarily mean that any of the shares will be offered or sold by the selling shareholders. Although we will incur expenses in connection with the registration of these shares, we will not receive any cash proceeds if they are sold.

    The common shares are listed on the New York Stock Exchange under the symbol "EOP."

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                            ------------------------

    The selling shareholders may from time to time offer and sell all or a portion of the offered shares in transactions on the NYSE or any other national securities exchange or quotation service on which the offered shares are listed or quoted at the time of the sale, in the over-the-counter market, in negotiated transactions or otherwise, at prices then prevailing or related to the then-current market price or at negotiated prices. The offered shares may be sold directly or through agents or broker-dealers acting as principal or agent, or in block trades or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. To the extent required, the names of any agents or broker-dealers and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in this prospectus under the caption "Plan of Distribution" or in any accompanying prospectus supplement. The selling shareholders reserve the right to accept or reject, in whole or in part, any proposed purchase of the offered shares to be made directly or through agents. The selling shareholders and any agents or broker-dealers participating in the distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit on the sale of offered shares by the selling shareholders and any commissions received by any agents or broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act.

                            ------------------------

               The date of this prospectus is September 17, 1999

                             ABOUT THIS PROSPECTUS

    We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If the Commission's rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of that contract or document filed as an exhibit to the registration statement for a complete description. For further information regarding Equity Office and the offered shares, we refer you to the registration statement and its exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any materials we file with the Commission at the Public Reference Room of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file many of our documents electronically with the Commission, and you may access those documents over the internet. The Commission maintains a "web site" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address is "http://www.sec.gov."

    The common shares are listed on the NYSE under the symbol "EOP," our series A preferred shares are listed on the NYSE under the symbol "EOPprA," our series B preferred shares are listed on the NYSE under the symbol "EOPprB," and our series C preferred shares are listed on the NYSE under the symbol "EOPprC." You can inspect any reports, proxy statements and other information we file with the NYSE at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    The Commission allows us to "incorporate by reference" the information we file with them in this prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.

    a. Our Annual Report on Form 10-K for the year ended December 31, 1998, as amended.

    b. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as amended.

    c. Our Current Reports on Form 8-K filed with the Commission on January 20, 1999 and April 21, 1999.

    d. Our Registration Statement on Form 8-A, which incorporates by reference a description of the common shares from our Registration Statement on Form S-11 (Reg. No. 333-26629).

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act. These forward-looking statements relate to, without limitation, future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements incorporated by reference from our 1998 Annual Report on Form 10-K under the caption "Risk Factors" and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

                                  THE COMPANY

    Equity Office was formed to continue and expand the national office property business organized by Samuel Zell, our Chairman of the Board. Equity Office, a real estate investment trust, is the managing general partner of, and controls a majority of the limited partnership interests in, EOP Operating Limited Partnership. We own all of our assets and conduct substantially all of our business through EOP Operating and its subsidiaries.

    Our principal executive offices are located at Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, and our telephone number is (312) 466-3300. We maintain regional offices in Los Angeles, Denver, Houston, Chicago, Atlanta and Washington, D.C.

                           NO PROCEEDS TO THE COMPANY

    Equity Office will not receive any of the proceeds from sales of shares by the selling shareholders. Most of the costs and expenses incurred in connection with the registration under the Securities Act of the offered shares will be paid by Equity Office. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and share transfer and other taxes attributable to the sale of the offered shares.

                              SELLING SHAREHOLDERS

    The selling shareholders received their offered shares pursuant to transactions relating to the formation of Equity Office in 1997. Equity Office may issue 20,021,720 of the offered shares to selling shareholders holding up to 20,021,720 units of limited partnership interest in EOP Operating if the selling shareholders redeem their units and we issue them common shares in exchange. The following table provides the name of each selling shareholder, the number of common shares owned by each selling shareholder before the offering to which this prospectus relates, and the number of shares offered by each selling shareholder. As used in this prospectus, the term "selling shareholder" also includes transferees, assignees, distributees or pledgees of any person identified as a selling shareholder. Except as the footnotes to the table below indicate, the number of shares offered by a selling shareholder represent common shares that Equity Office may issue on redemption of the selling shareholder's units. Since the selling shareholders may sell all, some or none of their shares, Equity Office cannot estimate the number of shares that will be sold by the selling shareholders or that will be owned by the selling shareholders upon completion of the offering. The offered shares represent approximately 4.0% of the total number of Equity Office's common shares, assuming redemption of all outstanding units for common shares, outstanding as of July 30, 1999.

                                                                                                      NUMBER OF
                                                                                       NUMBER OF        SHARES
NAME OF SELLING SHAREHOLDER                                                          SHARES OWNED*     OFFERED*
-----------------------------------------------------------------------------------  -------------  --------------
Bertram R. Cohen...................................................................        35,254          25,262
ANDA Partnership...................................................................     2,817,539       2,718,381
EGIL Investments, Inc. (A).........................................................     1,932,584       1,932,584
LFT Partnership....................................................................       368,304         367,363
LZC Trusts.........................................................................        69,564          53,761
LJ Trusts..........................................................................        19,310          15,530
Ralph Wanger, Jr. (B)..............................................................       323,815         244,820
Merrill Lynch KECALP L.P. 1994.....................................................       503,438         410,860
Merrill Lynch KECALP L.P. 1991.....................................................       227,579         168,362
Merrill Lynch KECALP L.P. 1987.....................................................       103,174         103,122
Merrill Lynch KECALP L.P. 1997.....................................................       264,019         173,566
Limit & Co. (C)....................................................................       258,877         258,877
ZML Investment Company Inc.........................................................       972,757         794,338
Merchant Banking L.P. No II........................................................       125,355         125,292
Merchant Banking L.P. No IV........................................................        86,479          63,977
Cohen 1992 Irrevocable Trust.......................................................        11,979          11,973
Robert L. Cruikshank...............................................................        10,317          10,312
Rod F. Dammeyer (D)................................................................       102,461          82,403
Bradbury Dyer III..................................................................       346,600         271,989
S. Cody Engle (E)..................................................................        26,698          24,538
Thomas M. Tully Trust dated 11/15/91...............................................        66,107          51,654
Ronald L. Glass....................................................................        55,568          45,999
Arthur A. Greenberg (F)............................................................       217,562         159,959
F. Philip Handy (G)................................................................        31,707          17,925
Isobar Partnership.................................................................        23,958          23,946
Donald J. Liebentritt (H)..........................................................        71,580          39,718
Randall K. Rowe....................................................................       335,958         270,593
Sheli Z. Rosenberg (I).............................................................       358,854         173,816
Sanford Shkolnik...................................................................       147,342         116,876
Spector Family Limited Partnership (J).............................................       162,341         123,771
David A. Gardner (K)...............................................................       569,874         197,723

                                                                                                      NUMBER OF
                                                                                       NUMBER OF        SHARES
NAME OF SELLING SHAREHOLDER                                                          SHARES OWNED*     OFFERED*
-----------------------------------------------------------------------------------  -------------  --------------
Rochelle Zell Trust................................................................        23,958          23,946
Donald W. Phillips.................................................................       256,506         195,986
William K. Hall....................................................................        28,705          20,368
David J. Contis....................................................................        60,766          45,139
Stephen R. Quazzo..................................................................        93,476          79,160
Scott R. Whitney...................................................................         8,199           8,061
DC Trust (L).......................................................................        59,549          46,936
AMCO, Inc..........................................................................        50,854          37,622
Jay Proops.........................................................................        21,791          16,121
Joseph P. Sullivan and Jeanne M Sullivan JTWROS....................................        22,791          16,121
Fremont Associates.................................................................       168,253         132,156
Weinstein Partners.................................................................       125,611          95,559
Buzzard Partners...................................................................       246,113         187,337
Kelly L. Stonebraker (M)...........................................................        37,432          22,334
Bruce C. Strohm (N)................................................................        18,878          15,407
H.H. Associates Trust (O)..........................................................       125,859         102,715
Whittal Company Limited............................................................       152,202         120,033
Douglas Crocker II (P).............................................................        42,149          27,708
Gary R. Garrabrant (Q).............................................................        28,574          13,855
Alisa Margolis Singer (R)..........................................................        14,057           6,927
Burton X. Rosenberg (S)............................................................        47,119          17,318
H.H.S. Partnership (T).............................................................        26,343          17,318
EGI Holdings, Inc. (U).............................................................     1,932,540       1,932,540
Samstock/SZRT, L.L.C. (V)..........................................................       117,194         117,194
Samstock/ZFT, L.L.C. (W)...........................................................     7,088,686       7,088,686
Samstock/Alpha, L.L.C. (X).........................................................     2,087,172       2,087,172
Timothy H. Callahan (Y)............................................................       612,665          89,338
Stanley M. Stevens (Z).............................................................       185,764           6,927
                                                                                     -------------  --------------
  Total............................................................................    24,226,960      21,649,274
                                                                                     -------------  --------------
                                                                                     -------------  --------------

------------------------

  * The number of shares includes all common shares Equity Office may issue to the selling shareholder on redemption of units owned by the selling shareholder and all common shares which the selling shareholder owns or could acquire upon exercise of options or warrants exercisable within 60 days.

(A) Samuel Zell, Chairman of the Board of Equity Office, is a beneficiary of trusts which are indirect stockholders of EGIL Investments, Inc. The number of shares offered by EGIL Investments, Inc. includes 12,835 common shares owned directly and 1,919,749 common shares which may be issued by Equity Office on redemption of units held by EGIL Investments, Inc.

 (B) Includes 159,076 shares which may be issued to Ralph Wanger, Jr. upon redemption of units held directly by Ralph Wanger, Jr., and 85,744 shares which may be issued to the Ralph Wanger Trust upon redemption of units held by the Ralph Wanger Trust.

 (C) Armbuck & Co., acting as nominee for affiliates of this selling shareholder, holds 838 common shares which are not being offered hereby.

(D) Mr. Dammeyer has served as executive officer of Equity Group Investments, L.L.C. and its predecessor, entities controlled by Samuel Zell, Chairman of the Board of Equity Office, for the last three years.

 (E) The total number of shares owned for this selling shareholder includes 129 shares owned by Ingeborg Engle.

 (F) Mr. Greenberg has served as a consultant to Equity Office on various matters over the past three years. The total number of shares owned by Mr. Greenberg includes 13,999 shares which Mr. Greenberg has the right to acquire within 60 days upon exercise of options.

(G) Mr. Handy is currently under contract to perform services for Equity Group Investments.

(H) Mr. Liebentritt has served as an executive officer of various entities, including Equity Group Investments, controlled by Samuel Zell, the Chairman of the Board of Equity Office, over the past three years. The total number of shares owned by Mr. Liebentritt includes 13,333 shares which Mr. Liebentritt has the right to acquire within 60 days upon exercise of options and 5,000 shares owned by Mr. Liebentritt's spouse.

 (I) Ms. Rosenberg has been a trustee of Equity Office since March 1997. Ms. Rosenberg also serves as an executive officer and/or director of various entities controlled by Samuel Zell, the Chairman of the Board of Equity Office, including Equity Group Investments. Prior to September 1997, Ms. Rosenberg was a principal at Rosenberg & Liebentritt, P.C., a Chicago, Illinois law firm which represented Equity Office in various matters. The total number of shares owned by Ms. Rosenberg includes 134,499 shares which Ms. Rosenberg has the right to acquire within 60 days upon exercise of options.

 (J) Gerald Spector, a trustee of this selling shareholder, has served as Executive Vice President, Chief Operating Officer and as a Trustee of Equity Residential Properties Trust, a publicly traded real estate investment trust for which Samuel Zell, Chairman of the Board of Equity Office, serves as Chairman of the Board and a Trustee.

(K) The total number of shares owned by Mr. Gardner includes 290,311 shares he may acquire if he receives common shares from Equity Office upon any future redemption of units, which common shares are not being offered hereby, and 81,840 common shares owned directly by Mr. Gardner.

 (L) The numbers depicted in the row for this selling shareholder exclude shares and units owned by Sheli Z. Rosenberg and Douglas Crocker II, trustees of the selling shareholder, which shares and units are separately disclosed in this table. Mr. Crocker has served since 1996 as President, Chief Executive Officer and a Trustee of Equity Residential.

(M) The total number of shares owned by Mr. Stonebraker includes 52 common shares held by Mr. Stonebraker's spouse and 6,666 shares which Mr. Stonebraker has the right to acquire within 60 days upon exercise of options. Through his position as an attorney at Rosenberg & Liebentritt, P.C., Mr. Stonebraker represented Equity Office and its predecessors in various real estate transactions during the past three years.

(N) Mr. Strohm has served since 1996 as Executive Vice President, General Counsel and Secretary of Equity Residential.

(O) F. Philip Handy, a trustee of the selling shareholder, is under contract to perform services for Equity Group Investments.

 (P) The numbers depicted in the row for this selling shareholder exclude shares and units Mr. Crocker beneficially owns as trustee of DC Trust, which shares and units are reported above. As noted above, Mr. Crocker has served since 1996 as President, Chief Executive Officer and a Trustee of Equity Residential.

(Q) Mr. Garrabrant has served as an executive officer of Equity Group Investments for the past three years. The total number of shares owned by Mr. Garrabrant includes 7,499 shares which Mr. Garrabrant has the right to acquire within 60 days upon exercise of options.

(R) The total number of shares owned by Ms. Singer includes 141 common shares owned by Howard Singer and 3,333 shares which Ms. Singer has the right to acquire within 60 days upon exercise of options. Through her position as an attorney at Rosenberg & Liebentritt, P.C., Ms. Singer represented Equity Office and its predecessors in various real estate transactions during the past three years.

 (S) Mr. Rosenberg is the husband of Sheli Z. Rosenberg, a trustee of Equity Office.

 (T) F. Philip Handy, general partner of the selling shareholder, is under contract to perform services for Equity Group Investments.

(U) Samuel Zell, Chairman of the Board of Equity Office, is a beneficiary of the trusts which are indirect stockholders of EGI Holdings, Inc. The number of shares offered by EGI Holdings, Inc. includes 12,834 common shares owned directly and 1,919,706 common shares which may be issued by Equity Office on redemption of units held by EGI Holdings, Inc.

(V) Samuel Zell, Chairman of the Board of Equity Office, is a beneficiary of the trust which is the sole member of Samstock/SZRT, L.L.C. The number of shares offered by Samstock/SZRT, L.L.C. includes 27,348 common shares owned directly and 89,846 common shares which may be issued by Equity Office on redemption of units held by Samstock/SZRT, L.L.C.

(W) Samuel Zell, Chairman of the Board of Equity Office, is a beneficiary of the trusts which are indirect owners of the sole member of Samstock/ZFT, L.L.C. The number of shares offered by Samstock/ZFT, L.L.C. includes 1,239,466 common shares owned directly and 5,849,220 common shares which may be issued by Equity Office on redemption of units held by Samstock/ZFT, L.L.C.

(X) Samuel Zell, Chairman of the Board of Equity Office, is a beneficiary of trusts which are the sole member of Samstock/Alpha, L.L.C. The number of shares offered by Samstock/Alpha, L.L.C. includes 258,179 common shares owned directly and 1,828,993 common shares which may be issued by Equity Office on redemption of units held by Samstock/Alpha, L.L.C.

(Y) Mr. Callahan has been a trustee and Chief Executive Officer and President of Equity Office since October 1996. Mr. Callahan also served on the Board of Managers and has been Chief Executive Officer of two of the predecessors of Equity Office, Equity Office Holdings, L.L.C. and Equity Office Properties, L.L.C., from August 1996 until September 1997. The number of shares owned by Mr. Callahan includes 265,000 restricted common shares acquired pursuant to Equity Office's 1997 Share Option and Share Award Plan, 13,913 shares held in Mr. Callahan's Supplemental Retirement Savings Plan, and 200 shares held by Mr. Callahan's spouse. The total number also includes 216,666 shares which Mr. Callahan has the right to acquire within 60 days upon exercise of warrants and options.

 (Z) Mr. Stevens has been Executive Vice President, Chief Legal Counsel and Secretary of Equity Office since October 1996. Mr. Stevens was Executive Vice President and General Counsel of Equity Office Holdings, L.L.C., one of Equity Office's predecessors, from September 1996 until October 1997. Mr. Stevens was a vice president of Rosenberg & Liebentritt, P.C. from December 1993 until September 1996, in which capacity he performed substantial services for predecessors of Equity Office. The number of shares owned by Mr. Stevens includes 44,000 restricted common shares acquired pursuant to Equity Office's 1997 Share Option and Share Award Plan, 4,222 shares held in Mr. Stevens' Supplemental Retirement Savings Plan and 49 shares held by Mr. Stevens' spouse. The total number also includes 125,000 shares which Mr. Stevens has the right to acquire within 60 days upon exercise of warrants and options.

                              PLAN OF DISTRIBUTION

    Any of the selling shareholders may from time to time, in one or more transactions, sell all or a portion of the offered shares on the NYSE or any other national securities exchange or quotation service on which the offered shares are listed or quoted at the time of sale, in the over-the-counter market, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered shares from time to time will be determined by the selling shareholders and, at the time of determination, may be higher or lower than the market price of the common shares on the NYSE. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of offered shares for whom they may act as agents. Underwriters may sell offered shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by Equity Office, underwriters, dealers and agents who participate in the distribution of offered shares may be entitled to indemnification by Equity Office against liabilities under the Securities Act or otherwise, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. The offered shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. Broker-dealers acting as pricipal or agent may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of offered shares for whom they may act as agents. The methods by which the offered shares may be sold include:

    - a block trade in which the broker-dealer so engaged will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

    - an exchange distribution in accordance with the rules of the NYSE;

    - privately-negotiated transactions; and

    - underwritten transactions.

    Limit & Co., one of the selling shareholders, has informed Equity Office that it may also sell its offered shares which qualify for sale under Rule 144 of the Securities Act under that Rule.

    The selling shareholders and any underwriters, dealers or agents participating in a distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the offered shares by the selling shareholders and any commissions received by an such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

    When a selling shareholder elects to make a particular offer of shares, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling shareholder and any other required information.

    To comply with any applicable state securities laws, the offered shares may be sold only through registered or licensed brokers or dealers. In addition, in some states, the offered shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification requirement is available and is satisfied.

    Equity Office has agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the offered shares, including:

    - all registration and filing fees,

    - printing expenses, and

    - fees and disbursements of counsel and accountants for Equity Office.

    The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and stock transfer and other taxes attributable to the sale of the offered shares. Equity Office also has agreed to indemnify each of the selling shareholders and their respective officers, directors and trustees and each person who controls, within the meaning of the Securities Act, a selling shareholder against losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering. Each of the selling shareholders has agreed to indemnify Equity Office, its officers and each person who controls, within the meaning of the Securities Act, the Company, and each of the other selling shareholders, against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering with respect to written information furnished to Equity Office by the selling shareholder; provided, however, that the indemnification obligation is several, not joint, as to each selling shareholder.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998 and the statements of revenue and certain expenses for Park Avenue Tower and Worldwide Plaza appearing in our Current Report on Form 8-K dated January 7, 1999 and filed January 20, 1999, as set forth in their reports which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedule and the statements of revenue and certain expenses are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

    The legality of the offered shares will be passed upon for Equity Office by Hogan & Hartson L.L.P., Washington, D.C.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EQUITY OFFICE OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE OFFERED SHARES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF EQUITY OFFICE SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
About This Prospectus.....................................................    2

Where You Can Find More Information.......................................    2

Special Note Regarding Forward-Looking Statements.........................    3

The Company...............................................................    3

No Proceeds to the Company................................................    3

Selling Shareholders......................................................    4

Plan of Distribution......................................................    8

Experts...................................................................    9

Legal Matters.............................................................    9

                               21,649,274 SHARES

                         EQUITY OFFICE PROPERTIES TRUST

                                COMMON SHARES OF
                              BENEFICIAL INTEREST

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                               SEPTEMBER 17, 1999

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